Exhibit 99.1

COMSTOCK MINING GRANTED EXPLORATION DRILLING PERMIT

Virginia City, NV (October 5, 2011) -- Comstock Mining Inc. (“Comstock Mining” or “the Company”) (NYSE Amex: LODE) announced today that it received a unanimous approval from the Storey County Board of Commissioners passing Special Use Permit 2011-016 (“SUP”) that grants the Company authorization to further develop its exploration drilling in the southern portion of the county. Under a previous mining permit in the county, the Company is already permitted for its Lucerne starter-mine operation. This approval affirms the unanimous recommendation from the Storey County Planning Commission on August 16, 2011.

“We appreciate Storey County’s strong support. This permit enables expanded drilling, primarily in the broader Lucerne Resource Area, currently our largest target area,” said Corrado De Gasperis, President and CEO of Comstock Mining Inc. “Our team worked hard with all constituents in an effort to make this happen with a strong emphasis on environmental protection.”

Conditions in the SUP define operational protocols designed to accommodate the unique nature of the Comstock Historic District. The Company invested significant effort in cooperation with the Storey County Planning Department, the Planning Commission and the greater community to define a number of critical stipulations that prioritize public safety, value community resources and provide additional environmental protections to our uniquely historic mining district.

Storey County is the only county in Nevada that, under certain circumstances, requires a Special Use Permit for mineral exploration drilling. A separate drilling Plan of Operation permit request has been submitted to the Nevada Department of Environmental Protection for expanded exploration drilling of the Company’s mining properties in Lyon County.  Receipt of that permit is expected next month. Together, these two permits authorize the next phases of drilling in the Lucerne, Dayton and Spring Valley Resource Areas.

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based gold and silver mining company with extensive, contiguous property in the Comstock District.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and brought the exploration project into test mining production.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for exploration and mining.  The goal of its strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations in 2011, with annual production rates of 20,000 gold equivalent ounces.

Forward-Looking Statements
This press release and any related calls or discussions may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. All statements contained in this press release, other than statements of historical facts, are forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our production capacity and operations; future production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements.  Some of those risks and uncertainties include the risk factors set forth in this press release and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the following: global economic and capital markets uncertainty; the speculative   nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential inability to obtain requisite permits or zoning clearance; potential inability to continue to comply with government regulations and/or listing requirements; adoption of or changes in legislation or regulation adversely affecting our business opportunities that may be presented to or pursued by us; deficiencies in our internal controls; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of  prices for gold or certain other commodities (such as silver, copper, diesel fuel and electricity);changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to commence production;   potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment, raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; and work stoppages or other labor difficulties.  Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons action on our behalf are expressly qualified in their entirety by these factors.  All forward-looking statements included in this report are based on information available to us as of the filing date of this report. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.: P.O. Box 1118 Virginia City, NV 89440 info@comstockmining.com http://www.comstockmining.com

Doug McQuide	Joanna Longo
Director of Marketing and Public Relations	Investor Relations
Tel (775) 847-7376	Tel (416) 238-1414 x233
mcquide@comstockmining.com	jlongo@terrepartners.com

PO Box 1118 • 1200 American Flat Rd • Virginia City, NV 89440Investors (775) 847-4755 • Facsimile (800) 750-5740